2025
Payments to
governments
1 The total number of employees disclosed above excludes temporary employees and contractors.
    Equinor 2025 Payments to governments

2	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information at Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments
Key figures  2025

USD 21 billion
total taxes paid to governments
USD 549 million
royalties paid
USD 213 million
fees paid
USD 1.3 billion
host govt. entitlements
21 mmboe
host govt. entitlements
24,140[1]
employees
    Equinor 2025 Payments to governments

3	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information at Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

PAYMENTS
Consolidated overview	7
Payments per project and receiving government entity	8

CONTEXTUAL INFORMATION
Contextual information at country level	14
Contextual information at Equinor group level	15

ADDITIONAL INFORMATION
Other resources	36
Independent accountant’s limited assurance report	37
Report on payments to governments	37
Board statement on Report on payments to governments	39
    Equinor 2025 Payments to governments

4	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information at Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments
Introduction
Equinor has prepared a report on payments to governments in accordance with the Norwegian Accounting Act §2-10 and the Norwegian Securities
Trading Act §5-5a. The companies involved in extractive and logging activities are required to disclose payments made to governments at project and country level and additional contextual information, consisting of certain legal, monetary, numerical and production volume information, related to the extractive part of the operations or to the entire group.
Executive summary
Equinor is engaged in upstream activities in several countries across the globe. In 2025, the countries where Equinor made payments to governments included Algeria, Angola, Argentina, Azerbaijan, Brazil, Canada, Libya,
Netherlands, Nigeria, Norway, the UK and the USA. The total value contribution from these upstream activities in host countries amounts to USD
23 billion, of which taxes paid amounted to USD 21 billion, whereas royalties, fees, bonuses, and host government entitlements amounted to USD 2 billion.
Basis for preparation
The regulation requires Equinor to prepare a consolidated report for the previous financial year on direct payments to governments. This includes payments made by Equinor and its subsidiaries, as well as payments made on behalf of partners when Equinor acts as operator in extractive activities.
These activities comprise exploration, prospection, discovery, development and extraction of oil and natural gas.
    Equinor 2025 Payments to governments

5	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information at Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments
Reporting principles
The report includes payments made directly by Equinor
to governments, such as taxes and royalties. Payments
made by the operator of an oil and/or gas licence on
behalf of the licensed partners, such as area fees, are
also included in this report. For assets where Equinor is
the operator, the full payment made on behalf of the
whole partnership (100%) is included. No payment will
be disclosed in cases where Equinor is not the operator,
unless the operator is a state-owned entity and it is
possible to distinguish the payment from other cost
recovery items.
Host government production entitlements paid by the
licence operator are also included in the report. The
size of such entitlements can in some cases constitute
the most significant payments to governments.
For some of our projects, we have established a
subsidiary to hold the ownership in a joint venture. For
these projects, payments may be made to governments
in the country of operation as well as to governments in
the country where the subsidiary resides. However,
incorporated joint ventures where Equinor is not the
operator and does not control the entity are not included
in this report.
Payments to governments are reported in the year that
the actual cash payment was made (cash principle).
Amounts included as contextual information are
reported in the year the transaction relates to (accrual
principle), regardless of when the cash flows occurred,
except for Income tax paid (cash principle). Amounts
are subject to rounding. Rounding differences may
occur in summary tables.
Government
In the context of this report, a government is defined as
any national, regional or local authority of a country. It
includes any department, agency or undertaking (i.e.
corporation) controlled by that government.
Project definition
A project is defined as the operational activity governed
by a single contract, licence, lease, concession or
similar legal agreement and that forms the basis for
payment obligations to a government.
Payments not directly linked to a specific project but
levied at the company entity level, are reported at that
level.
Materiality
Payments constitute a single payment, or a series of
related payments that equal or exceed 800,000 NOK
(USD 79,300) during the year. Payments below the
threshold in a given country will not be included in the
overview of projects and payments.
Reporting currency
Payments to governments in foreign currencies (other
than USD) are converted to USD using the average
annual 2025 exchange rate.
Reporting segments
Equinor’s payments to governments are made through
the reporting segments Exploration & Production
Norway, Exploration & Production International and
Exploration and Production USA. For more information
on Equinor’s reporting segments, reference is made to
the 2025 Integrated annual report published on our
website: equinor.com/reports.
Payment types disclosed at project or legal
entity level that are relevant for Equinor
The following payment types are disclosed for legal
entities involved in extractive activities. They are
presented on a cash basis, net of any interest
expenses, whether paid in cash or in-kind. In-kind
payments are reported in millions of barrels of oil
equivalent and the equivalent cash value.
•Tax levied on the income, production or profits of
companies includes severance tax and taxes paid
in-kind. The value of taxes paid in-kind is calculated
based on the market price at the time of the in-kind
payment. Taxes levied on consumption, such as
value added tax, CO₂ fees, personal income tax,
sales tax, withholding tax, property tax and
environmental tax are excluded. Negative amounts
represent tax refunds received from governments
•Royalties are usage-based payments for the right to
the ongoing use of an asset
•Fees are typically levied on the right to use a
geographical area for exploration, development and
production and include rental fees, area fees, entry
fees, concession fees and other considerations for
licences and/or concessions. Administrative
government fees that are not specifically related to
the extractive activities or to access extractive
resources, are excluded
•Bonuses are payments made when signing an oil
and gas lease, when discovering natural resources
and/or when production has commenced. Bonuses
often include signature-, discovery- and production
bonuses and are a commonly used payment type,
depending on the petroleum fiscal regime. Bonuses
can also include elements of social contribution
•Host government production entitlements are the
host government’s share of production after oil
production has been allocated to cover costs and
expenses under a production sharing agreement
(PSA). Host government production entitlements are
most often paid in-kind. The value of these
payments is calculated based on the market price at
the time of the in-kind payment. For some PSAs, the
host government production entitlements are sold
by the operator, and the related costs are split
between the partners. For these contracts, Equinor
does not make payments directly to governments,
but to the operator
      Equinor 2025 Payments to governmentsPayments to governments

6	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information at Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments
Contextual information at country level
The report discloses contextual information for legal
entities engaged in extractive activities in Equinor, as
listed below. All information is disclosed in accordance
with the accrual accounting principle.
•Investments are defined as additions to property,
plant and equipment (including leases), capitalised
exploration expenditures, intangible assets, long-
term share investments and investments in
associated companies
•Revenues associated with the production of crude
oil and natural gas related to our extractive
activities. Revenues include third party revenues
and other income, inter-segment revenues and net
income/ (loss) from equity accounted investments.
Cost shows the sum of operating expenses, SG&A
(sales, general and administrative expenses) and
exploration expenses, adjusted for net impairments
•Equity production volumes are the volumes that
correspond to Equinor’s ownership interest in a field
and do not include production of the Norwegian
State’s share of oil and natural gas
Contextual information at entity level
The following contextual information is disclosed for all
of Equinor’s legal entities as of 31 December 2025.
This disclosure is prepared in accordance with § 2-10 of
the Norwegian Accounting Act, which requires entity-
level information. Figures presented in this section are
before consolidation adjustments, meaning they include
intercompany transactions and amounts prior to
eliminations. Consolidation eliminations are shown
separately later in this report. Definitions below refer to
how these items are presented in Equinor’s
consolidated financial statement for consistency, but
contextual figures may differ from consolidated figures
in the 2025 Annual Report. The information is structured
based on country of incorporation, which is the
jurisdiction in which the company is registered.
•Country of operation is the country where the
company performs its main activities
•The description of the core business activity is
presented according to the business areas where
the business operations take place. Each company
is associated to a business area as shown in the
contextual information at Equinor group level.
•Number of employees (per company) is based on
the registered company location. The actual number
of employees present in a country can deviate from
the reported figures due to expatriation. In some
companies there are no employees. These may
purchase man-hours from other companies in the
Equinor group, as applicable
•Net intercompany interest is the company’s net
intercompany interest expense (interest expense
minus interest income) to companies in another
jurisdiction. Interest between companies within the
same jurisdiction is eliminated. Intercompany
interest is the interest levied on long-term and short-
term borrowings within the Equinor group
•Revenues include third-party revenues, other
income, intercompany revenues, and net income/
(loss) from equity-accounted investments.
•Income before tax represents the entity’s result
before tax.
•Income tax expense calculated based on taxable
profit or loss for the year.
•Income tax paid are reconciled to the amount
presented in the Consolidated statement of cash
flows in the 2025 annual report and in addition
include taxes paid in-kind in Algeria and Libya.
•Retained earnings include the gains and losses
accumulated by the companies together with
currency translation adjustments and other
comprehensive income. Being part of shareholders
equity, retained earnings are presented as reported
in Equinor accounting system for consolidation
purposes
•Retained earnings can be impacted by the dividend
paid, group contributions and reclassifications
between paid in capital and retained earnings. The
retained earnings as presented in this report may be
different compared to the figures in the statutory
financial statement due to the differences in
functional currency and accounting principles for
group reporting versus local requirements.
•The parent company’s shares in subsidiaries are not
considered for impairment when the local statutory
reporting is based on accounting principles different
from IFRS® Accounting Standards or there are no
local statutory requirements for impairment since
these effects would be eliminated on the group
reporting.
    Equinor 2025 Payments to governments

7	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information at Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments
Consolidated overview
The consolidated overview below discloses the sum
(total) of Equinor’s payments to governments in each
country, according to the payment type. The overview is
based on the location of the receiving government.
The total payments to each country may be different
from the total payments disclosed in the overview of
payments for each project in the report. This is because
payments disclosed for each project relate
to the country of operation, irrespective of the location
of the receiving government. In 2025, there has been a
slight increase in tax payments year-on-year, primarily
reflecting timing effects in tax instalments, partly offset
by lower realised commodity prices.

Payments to governments per country related to extractive activities (in USD millions)	Taxes¹⁾	Royalties	Fees	Bonuses	Infrastructure improvements	Host government entitlements (in USD millions)	Host government entitlements (mmboe)	Total (value) 2025

Algeria	128	-	-	-	-	315	6	443
Angola	350	-	-	-	-	917	14	1,267
Argentina	12	56	2	-	-	-	-	70
Azerbaijan	2	-	-	-	-	-	-	2
Brazil	47	156	48	6	-	-	-	258
Canada	-	88	78	-	-	-	-	166
Libya	104	-	-	-	-	97	1	201
Netherlands	13	-	-	-	-	-	-	13
Nigeria	65	-	-	-	-	-	-	65
Norway	19,734	20	76	-	-	-	-	19,830
UK	-	-	2	-	-	-	-	2
USA	47	230	6	-	-	-	-	282
Total (value) 2025	20,502	549	213	6	-	1,329	21	22,599

Total 2024	20,119	709	118	-	-	2,191	29	23,137
1) Taxes paid includes taxes paid in-kind
This report covers payments made directly by Equinor
to governments, such as taxes and royalties. Payments
made by the operator of an oil and/or gas
licence on behalf of the licensed partners, such as area
fees, are included. For assets where Equinor is the
operator, the full payment made on behalf of the
whole partnership  (100%) is reported. In cases, where
Equinor is not the operator, payments are not disclosed,
unless the operator is a state-owned entity
and it is possible to distinguish the  payment from other
cost recovery items. Host government production
entitlements paid by the licence operator are reported.
    Equinor 2025 Payments to governments

8	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information at Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments
Payments per project and receiving government entity

(in USD million)	Taxes	Royalties	Fees	Bonuses	Host government entitlements (in USD millions)	Host government entitlements (mmboe)	Total (value) 2025

Algeria
Payments per project
Equinor In Salah AS	54.4	-	-	-	-	-	54.4
Equinor In Amenas AS	73.5	-	-	-	-	-	73.5
In Amenas	-	-	-	-	9.4	0.3	9.4
In Salah	-	-	-	-	305.8	5.3	305.8
Total	127.9	-	-	-	315.2	5.6	443.1
Payments per government
Sonatrach¹⁾	127.9	-	-	-	315.2	5.6	443.1
Total	127.9	-	-	-	315.2	5.6	443.1

Angola
Payments per project
Equinor Dezassete AS	104.0	-	-	-	-	-	104.0
Equinor Angola Block 17 AS	138.5	-	-	-	-	-	138.5
Equinor Angola Block 15 AS	40.8	-	-	-	-	-	40.8
Equinor Angola Block 31 AS	66.8	-	-	-	-	-	66.8
Girassol	-	-	-	-	55.3	0.7	55.3
Pazflor	-	-	-	-	128.0	1.9	128.0
Rosa	-	-	-	-	57.6	0.8	57.6
Kizomba A	-	-	-	-	92.8	1.5	92.8
Kizomba B	-	-	-	-	65.7	0.9	65.7
Dalia	-	-	-	-	460.0	6.7	460.0
Clov	-	-	-	-	45.7	0.7	45.7
PSVM	-	-	-	-	11.5	0.2	11.5
Total	350.1	-	-	-	916.6	14.3	1,266.7
Payments per government
BNA - Banco Nacional de Angola	350.1	-	-	-	-	-	350.1
Sonangol EP	-	-	-	-	916.6	14.3	916.6
Total	350.1	-	-	-	916.6	14.3	1,266.7

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9	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information at Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

(in USD million)	Taxes	Royalties	Fees	Bonuses	Host government entitlements (in USD millions)	Host government entitlements (mmboe)	Total (value) 2025
Argentina
Payments per project
Equinor Argentina S.A.U.	11.6	-	-	-	-	-	11.6
Banduria Sur	-	50.9	-	-	-	-	50.9
Bajo del Toro	-	5.1	-	-	-	-	5.1
Exploration Argentina	-	-	2.3	-	-	-	2.3
Total	11.6	56.0	2.3	-	-	-	69.9
Payments per government
Provincia del Neuquen - Administración	-	56.0	-	-	-	-	56.0
AFIP Administracion Federal de Ingresos	11.6	-	2.3	-	-	-	13.9
Total	11.6	56.0	2.3	-	-	-	69.9

Azerbaijan
Payments per project
Equinor BTC Caspian AS	2.2	-	-	-	-	-	2.2
Total	2.2	-	-	-	-	-	2.2
Payments per government
Kemneren i Stavanger	0.2	-	-	-	-	-	0.2
Azerbaijan Main Tax Office	2.0	-	-	-	-	-	2.0
Total	2.2	-	-	-	-	-	2.2

Brazil3)
Payments per project
Equinor Energy do Brasil Ltda	36.9	-	-	-	-	-	36.9
Equinor Brasil Energia Ltda	10.6	-	-	-	-	-	10.6
Roncador	-	57.2	10.1	-	-	-	67.3
Exploration Brazil	-	-	1.0	-	-	-	1.0
Peregrino Phase II	-	4.1	-	-	-	-	4.1
Peregrino	-	91.4	37.3	-	-	-	128.8
Santos Basin - Exploration				5.7			5.7
Bacalhau	-	3.2	-		-	-	3.2
Total	47.5	155.9	48.5	5.7	-	-	257.6
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10	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information at Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

(in USD million)	Taxes	Royalties	Fees	Bonuses	Host government entitlements (in USD millions)	Host government entitlements (mmboe)	Total (value) 2025
Payments per government
Ministerio da Fazenda - Royalties	-	155.9	0.8	-	-	-	156.7
Ministerio da Fazenda - PE	-	-	46.7	-	-	-	46.7
Ministerio da Fazenda - IR	45.2	-	-	-	-	-	45.2
Ministerio da Fazenda - Secretaria	2.2	-	-	-	-	-	2.2
Agência Nacional de Petróleo, Gás Natural e Biocombustíveis	-	-	1.0	5.7	-	-	6.8
Total	47.5	155.9	48.5	5.7	-	-	257.6

Canada
Payments per project
Equinor Canada Ltd.	(0.4)	-	-	-	-	-	(0.4)
Exploration Canada	-	-	78.2	-	-	-	78.2
Hibernia	-	19.9	-	-	-	-	19.9
Hebron	-	67.9	-	-	-	-	67.9
Total	(0.4)	87.8	78.2	-	-	-	165.5
Payments per government
Government of Newfoundland and Labrador	-	11.0	-	-	-	-	11.0
Canada Development investment Corp.	-	1.4	-	-	-	-	1.4
Canada-Newfoundland and Labrador Offshore Petr. Board	-	-	77.8	-	-	-	77.8
Receiver General Of Canada	(0.4)	75.3	0.3	-	-	-	75.2
Total	(0.4)	87.8	78.2	-	-	-	165.5

Iran
Payments per project
Statoil Iran AS	0.1	-	-	-	-	-	0.1
Total	0.1	-	-	-	-	-	0.1
Payments per government					-	-
Skatteetaten	0.1	-	-	-	-	-	0.1
Total	0.1	-	-	-	-	-	0.1

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11	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information at Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

(in USD million)	Taxes	Royalties	Fees	Bonuses	Host government entitlements (in USD millions)	Host government entitlements (mmboe)	Total (value) 2025
Libya
Payments per project
Equinor Murzuq AS	90.9	-	-	-	-	-	90.9
Equinor Energy Libya AS	12.6	-	-	-	-	-	12.6
Murzuq	-	-	-	-	98.7	1.4	98.7
Total	103.6	-	-	-	98.7	1.4	202.3
Payments per government
Tax Department Libya²⁾	103.6	-	-	-	98.7	1.4	202.3
Total	103.6	-	-	-	98.7	1.4	202.3

Netherlands
Payments per project
Equinor Holding Netherlands B.V.	13.4	-	-	-	-	-	13.4
Total	13.4	-	-	-	-	-	13.4
Payments per government
Belastingdienst	13.4	-	-	-	-	-	13.4
Total	13.4	-	-	-	-	-	13.4

Nigeria4)
Payments per project
Equinor Nigeria AS	65.4	-	-	-	-	-	65.4
Total	65.4	-	-	-	-	-	65.4
Payments per government
Nigerian National Petroleum Company Limited (NNPC Ltd.)	65.4	-	-	-	-	-	65.4
Total	65.4	-	-	-	-	-	65.4

Norway
Payments per project
Equinor Energy AS	19,732.8	-	-	-	-	-	19,732.8
Equinor E&P Americas AS	1.3	-	-	-	-	-	1.3
Snøhvit, Johan C and Barents Exploration	-	-	8.8	-	-	-	8.8
Asgard, Mikkel & Morvin Exploration	-	-	5.3	-	-	-	5.3
Kristin	-	-	4.0	-	-	-	4.0
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12	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information at Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

(in USD million)	Taxes	Royalties	Fees	Bonuses	Host government entitlements (in USD millions)	Host government entitlements (mmboe)	Total (value) 2025
Norne	-	-	1.2	-	-	-	1.2
Åsgard	-	-	0.3	-	-	-	0.3
Yttergryta	-	-	0.1	-	-	-	0.1
NCS	-	-	0.3	-	-	-	0.3
Exploration FLX	-	-	(0.2)	-	-	-	(0.2)
Gullfaks	-	-	1.4	-	-	-	1.4
Gina Krog	-	19.6	-	-	-	-	19.6
Johan Sverdrup and Martin Linge Exploration	-	-	9.2	-	-	-	9.2
Kvitebjørn, Visund, Grane, Heimdal, Valemon Exploration	-	-	10.6	-	-	-	10.6
Oseberg Exploration	-	-	6.4	-	-	-	6.4
Sleipner Exploration	-	-	3.2	-	-	-	3.2
Snorre Exploration	-	-	7.1	-	-	-	7.1
Troll Exploration	-	-	18.6	-	-	-	18.6
Total	19,734.1	19.6	76.4	-	-	-	19,830.1
Payments per government
Oljedirektoratet	-	-	76.4	-	-	-	76.4
Skatteetaten	19,732.8	-	-	-	-	-	19,732.8
SDØE v/Petoro AS	-	19.6	-	-	-	-	19.6
Kemneren i Stavanger	1.3	-	-	-	-	-	1.3
Total	19,734.1	19.6	76.4	-	-	-	19,830.1

UK
Payments per project
UK Utgard	-	-	0.3	-	-	-	0.3
Exploration UK Offshore	-	-	1.2	-	-	-	1.2
Barnacle	-	-	0.3	-	-	-	0.3
Statfjord UK	-	-	0.4	-	-	-	0.4
Total	-	-	2.3	-	-	-	2.3
Payments per government
Oil And Gas Authority	-	-	2.3	-	-	-	2.3
Total	-	-	2.3	-	-	-	2.3

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13	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information at Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

(in USD million)	Taxes	Royalties	Fees	Bonuses	Host government entitlements (in USD millions)	Host government entitlements (mmboe)	Total (value) 2025
USA
Payments per project
Equinor USA Onshore Properties Inc.	13.5	-	-	-	-	-	13.5
Equinor US Holdings Inc.	33.0	-	-	-	-	-	33.0
US Offshore	-	229.4	3.0	-	-	-	232.4
US Onshore	-	0.1	-	-	-	-	0.1
Exploration US	-	-	2.6	-	-	-	2.6
Total	46.5	229.5	5.6	-	-	-	281.6

Payments per government
State of West Virginia	11.0	-	-	-	-	-	11.0
Pennsylvania Dept. of Revenue	2.5	-	-	-	-	-	2.5
Internal Revenue Service	31.0	-	-	-	-	-	31.0
Texas Comptroller of Public Accounts	0.8	-	-	-	-	-	0.8
West Virginia State Tax Department	0.2	-	-	-	-	-	0.2
Virginia Departement of Taxation	0.2	-	-	-	-	-	0.2
Oklahoma State Treasurer's Office	0.5	-	-	-	-	-	0.5
California Franchise Tax Board	0.3	-	-	-	-	-	0.3
Bureau of ocean energy management	-	-	3.0	-	-	-	3.0
Office of Natural Resources Revenue	-	229.5	2.6	-	-	-	232.1
Total	46.5	229.5	5.6	-	-	-	281.6

1) Algeria –  Includes tax payments in-kind to Sonatrach of 2.4 mmboe valued at USD 128 million.
2) Libya – Includes tax payments in-kind of 1.3 mmboe valued at USD 104 million.
3) Brazil -In November 2025, Equinor divested its 40% operated interest in the Peregrino field in Brazil and transferred operatorship to PRIO. The remaining 20% interest has been agreed for sale but had not closed at year-end 2025.
4) Nigeria –Equinor divested its upstream interests in Nigeria in December 2024. Accordingly, no host government entitlements were recognised in 2025. Taxes paid in 2025 relate to capital gains tax on the divestment.
    Equinor 2025 Payments to governments

14	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information at Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments
Contextual information at country level
The contextual information on investments, revenues, costs and equity production volumes is disclosed for each country and relates only to Equinor’s entities engaged in extractive activities, covering the
exploration, prospecting, discovery, development and extraction of oil and natural gas. The contextual information reported is based on data collected mainly for the purpose of financial reporting and is reconciled to the numbers reported for the Exploration and Production segments of
Equinor in the 2025 annual report.

Contextual information per country for Exploration & Production segments (in USD million)	Investments	Revenues	Cost²⁾	Equity production volume (mmboe)
Angola	387	1,390	318	36
Argentina	335	458	138	9
Azerbaijan	-	2	20	-
Brazil	1,753	1,462	945	24
Canada	52	368	239	6
Algeria	33	472	110	14
UK3)	5,653	793	548	13
Libya	12	166	15	4
Mexico	-	-	1	-
Norway	7,366	34,384	4,522	515
Russia	-	-	1	-
Tanzania	-	-	8	-
USA	1,199	4,296	1,538	159
Total¹⁾	16,790	43,790	8,402	780
1) The total amounts correspond to the sum of the relevant numbers reported in the Exploration and Production segments in note 5 of the Consolidated financial statements in the 2025 annual report.
2) Cost includes purchases, operating expenses, selling, general and administrative expenses, and exploration expenses, without net impairments as presented in the Consolidated financial statements in the 2025 annual report.
3) In addition, USD 619 million of investments relates to assets subsequently contributed to Adura that, during 2025, were classified as held-for-sale and therefore excluded from the investment figures in the table.
    Equinor 2025 Payments to governments

15	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information at Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments
Contextual information at Equinor group level
The table below is an overview of all legal entities in the
Equinor group by country of incorporation as of 31
December 2025. It presents the following information
per each company: the number of employees, net
intercompany interest to companies in other
jurisdictions, short description of the company’s
activity, revenues including intercompany revenues,
income before tax, current income tax expense, income
tax paid and retained earnings. The total amounts are
reconciled to the Group Consolidated financial
statements in the 2025 annual report and prepared in
compliance with IFRS Accounting
Standards. The numbers in the Contextual information
table based on the country of operation may deviate
from the table based on the country of incorporation, as
country of operation could be different than country of
incorporation. Prior period corrections are reflected in
the current year, normally
due to statutory reporting finalized after the annual
report. Retained earnings as presented in the table
below will be decreased by the dividend paid and
increased or decreased by group contributions and
reclassifications between paid in capital and retained
earnings.

Contextual information at Equinor group level based on country of incorporation (in USD million)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

Albania
Danske Commodities Albania Sh.p.k	Albania	MMP	-	-	-	-	-	-	-
Total			-	-	-	-	-	-	-

Argentina
Equinor Argentina SAU	Argentina	EPI	6	25	464	157	(36)	(21)	543
Total			6	25	464	157	(36)	(21)	543

Australia
Danske Commodities Australia Pty Limited	Australia	MMP	-	-	-	-	-	-	-
Tasmania Offshore Wind Energy Partners PtY Limited	Australia	REN	-	-	-	-	-	-	-
Total			-	-	-	-	-	-	-

Belgium
Equinor Energy Belgium NV	Belgium	MMP	71	-	-	1	-	-	1
Total			71	-	-	1	-	-	1

Bosnia and Herzegovina
Danske Commodities BH d.o.o.	Bosnia and Herzegovina	MMP	-	-	-	-	-	-	-
Total			-	-	-	-	-	-	-

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16	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information at Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD million)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾
Brazil
Bom Jesus Investimentos Fotovoltaicos 2 Ltda	Brazil	REN	-	-	-	-	-	-	-
Copacabana Geracao de Energia e Participacoes S.A	Brazil	REN	-	-	-	-	-	-	-
Danske Commodities Comercializadora De Energia LTDA	Brazil	MMP	15	-	(13)	(11)	-	(1)	(8)
Eolica Paraipaba I S.A.	Brazil	REN	-	-	-	-	-	-	-
Eolica Paraipaba II S.A.	Brazil	REN	-	-	-	-	-	-	-
Eolica Paraipaba III S.A.	Brazil	REN	-	-	-	-	-	-	-
Eolica Paraipaba IV S.A.	Brazil	REN	-	-	-	-	-	-	-
Eolica Serra da Babilonia II S.A.	Brazil	REN	-	-	-	-	-	-	-
Eolica Serra da Babilonia IX S.A.	Brazil	REN	-	-	-	-	-	-	-
Eolica Serra da Babilonia VI S.A.	Brazil	REN	-	-	-	-	-	-	-
Eolica Serra da Babilonia VII S.A.	Brazil	REN	-	-	-	-	-	-	-
Eolica Serra da Babilonia VIII S.A.	Brazil	REN	-	-	-	-	-	-	-
Eolica Serra da Babilonia X S.A.	Brazil	REN	-	-	-	-	-	-	-
Eolica Serra da Babilonia XI S.A.	Brazil	REN	-	-	-	-	-	-	-
Eolica Serra da Babilonia XII S.A.	Brazil	REN	-	-	-	-	-	-	-
Equinor Brasil Energia Ltda.	Brazil	EPI	710	(684)	988	(1,452)	713	(9)	(294)
Equinor Energy do Brasil Ltda	Brazil	EPI	58	(1)	559	19	136	(34)	219
Horus Investimentos S.A.	Brazil	REN	-	-	49	(94)	(3)	(4)	(354)
Mendubim Geração De Energia S.A.	Brazil	REN	-	-	-	-	-	-	-
Paraipaba Geracao de Energia S.A.	Brazil	REN	-	-	-	-	-	-	-
Rio Energy Comercializadora de Energy S.A	Brazil	REN	-	-	-	-	-	-	-
Rio Energy Desenvolvimento de Renovaveis S.A.	Brazil	REN	-	-	-	-	-	-	-
Rio Energy Participacoes S.A.	Brazil	REN	-	-	-	-	-	-	-
Sao Conrado Geracao de Energia e Participacoes S.A.	Brazil	REN	-	-	-	-	-	-	-
Scatec Brasil Servicos Ltda.	Brazil	REN	-	-	-	-	-	-	-
Solar Luzeiro I S.A	Brazil	REN	-	-	-	-	-	-	-
Solar Luzeiro II S.A	Brazil	REN	-	-	-	-	-	-	-
Solar Luzeiro III S.A	Brazil	REN	-	-	-	-	-	-	-
Solar Luzeiro IV S.A	Brazil	REN	-	-	-	-	-	-	-
Solar Luzeiro V S.A	Brazil	REN	-	-	-	-	-	-	-
Solar Luzeiro VI S.A	Brazil	REN	-	-	-	-	-	-	-
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17	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information at Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD million)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾
Solar Luzeiro X S.A.	Brazil	REN	-	-	-	-	-	-	-
Solar Luzeiro XI S.A.	Brazil	REN	-	-	-	-	-	-	-
Solar Luzeiro XII S.A.	Brazil	REN	-	-	-	-	-	-	-
Solar Luzeiro XIII S.A.	Brazil	REN	-	-	-	-	-	-	-
Solar Luzeiro XIV S.A.	Brazil	REN	-	-	-	-	-	-	-
Solar Luzeiro XV S.A.	Brazil	REN	-	-	-	-	-	-	-
Solar Luzeiro XVI S.A.	Brazil	REN	-	-	-	-	-	-	-
Solar Luzeiro XVIII S.A.	Brazil	REN	-	-	-	-	-	-	-
Solar Sao Conrado I S.A.	Brazil	REN	-	-	-	-	-	-	-
Solar Sao Conrado II S.A.	Brazil	REN	-	-	-	-	-	-	-
Solar Sao Conrado III S.A.	Brazil	REN	-	-	-	-	-	-	-
Solar Sao Conrado IV S.A.	Brazil	REN	-	-	-	-	-	-	-
Solar Sao Conrado V S.A.	Brazil	REN	-	-	-	-	-	-	-
Solar Sao Conrado VI S.A.	Brazil	REN	-	-	-	-	-	-	-
Solar Sao Conrado VII S.A.	Brazil	REN	-	-	-	-	-	-	-
Urca Geracao de Energia e Participacoes S.A.	Brazil	REN	-	-	-	-	-	-	-
Total			783	(685)	1,583	(1,538)	846	(48)	(436)

Canada
Equinor Canda Holding Corp.	Canada	EPI	-	-	-	(1)	-	-	-
Equinor Canada Ltd.	Canada	EPI	68	-	372	35	(47)	-	(2,704)
Total			68	-	372	34	(47)	-	(2,704)

China
Beijing Equinor Business Consulting Service Co. Ltd	China	MMP	-	-	-	-	-	-	1
Total			-	-	-	-	-	-	1

Czech Republic
Danske Commodities A/S, organizacní složka (branch of Danske Commodities A/S)	Czech Republic	MMP	-	-	-	-	-	-	-
Total			-	-	-	-	-	-	-
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18	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information at Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD million)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

Denmark
BeGreen A/S	Denmark	REN	-	(1)	67	(107)	68	7	(279)
BeGreen 2018-30 ApS, Komplementarselskabet	Denmark	REN	-	-	-	-	-	-	-
BeGreen 2018-30 K/S	Denmark	REN	-	-	-	-	-	-	-
BeGreen 2020-34 ApS, Komplementarselskabet	Denmark	REN	-	-	-	-	-	-	-
BeGreen 2020-34 K/S	Denmark	REN	-	-	-	-	-	-	-
BeGreen 2020-36 ApS, Komplementarselskabet	Denmark	REN	-	-	-	-	-	-	-
BeGreen 2020-36 K/S	Denmark	REN	-	-	-	-	-	-	-
BeGreen 2021-38 ApS, Komplementarselskabet	Denmark	REN	-	-	-	-	-	-	-
BeGreen 2021-38 P/S	Denmark	REN	-	-	-	-	-	-	-
BeGreen 2021-39 P/S	Denmark	REN	-	-	-	-	-	-	-
BeGreen 2021-40 P/S	Denmark	REN	-	-	-	-	-	-	-
BeGreen 2021-41 P/S	Denmark	REN	-	-	-	-	-	-	-
BeGreen 2021-42 P/S	Denmark	REN	-	-	-	-	-	-	-
BeGreen 2022-44 K/S	Denmark	REN	-	-	-	-	-	-	-
BeGreen 2022-45 K/S	Denmark	REN	-	-	-	-	-	-	-
BeGreen 2022-46 K/S	Denmark	REN	-	-	-	-	-	-	-
BeGreen 2022-47 K/S	Denmark	REN	-	-	-	-	-	-	-
BeGreen 2022-48 K/S	Denmark	REN	-	-	-	-	-	-	-
BeGreen 2022-50 K/S	Denmark	REN	-	-	-	-	-	-	-
BeGreen Holding 2018-30 ApS	Denmark	REN	-	-	-	-	-	-	-
BeGreen 2024-52 ApS	Denmark	REN	-	-	-	-	-	-	-
BeGreen Holding 2024-56 ApS	Denmark	REN	-	-	-	-	-	-	-
BeGreen 2024-56 K/S	Denmark	REN	-	-	-	-	-	-	-
BeGreen Holding 2020-34 ApS	Denmark	REN	-	-	-	-	-	-	-
BeGreen Holding 2020-36 ApS	Denmark	REN	-	-	-	-	-	-	-
BeGreen Holding 2021-38 ApS	Denmark	REN	-	-	-	-	-	-	-
BeGreen Holding 2021-39 ApS	Denmark	REN	-	-	-	-	-	-	-
BeGreen Holding 2021-40 ApS	Denmark	REN	-	-	-	-	-	-	-
BeGreen Holding 2021-41 ApS	Denmark	REN	-	-	-	-	-	-	-
BeGreen Holding 2021-42 ApS	Denmark	REN	-	-	-	-	-	-	-
BeGreen Holding 2022-44 ApS	Denmark	REN	-	-	-	-	-	-	-
      Equinor 2025 Payments to governmentsPayments to governmentsments to governments

19	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information at Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD million)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾
BeGreen Holding 2022-45 ApS	Denmark	REN	-	-	-	-	-	-	-
BeGreen Holding 2022-46 ApS	Denmark	REN	-	-	-	-	-	-	-
BeGreen Holding 2022-47 ApS	Denmark	REN	-	-	-	-	-	-	-
BeGreen Holding 2022-48 ApS	Denmark	REN	-	-	-	-	-	-	-
BeGreen Holding 2022-50 ApS	Denmark	REN	-	-	-	-	-	-	-
Danske Commodities A/S	Denmark	MMP	604	41	2,805	45	(15)	(14)	169
Equinor Danmark A/S	Denmark	MMP	-	4	-	39	(2)	(4)	(2)
Equinor Low Carbon Solutions Denmark A/S	Denmark	MMP	-	-	-	(17)	4	1	(13)
Equinor Renewables Denmark A/S	Denmark	REN	13	(1)	(56)	(59)	(4)	8	50
Komplementarselskabet BeGreen 2021-39 ApS	Denmark	REN	-	-	-	-	-	-	-
Komplementarselskabet BeGreen 2021-40 ApS	Denmark	REN	-	-	-	-	-	-	-
Komplementarselskabet BeGreen 2021-41 ApS	Denmark	REN	-	-	-	-	-	-	-
Komplementarselskabet BeGreen 2021-42 ApS	Denmark	REN	-	-	-	-	-	-	-
Komplementarselskabet BeGreen 2022-44 ApS	Denmark	REN	-	-	-	-	-	-	-
Komplementarselskabet BeGreen 2022-45 ApS	Denmark	REN	-	-	-	-	-	-	-
Komplementarselskabet BeGreen 2022-46 ApS	Denmark	REN	-	-	-	-	-	-	-
Komplementarselskabet BeGreen 2022-47 ApS	Denmark	REN	-	-	-	-	-	-	-
Komplementarselskabet BeGreen 2022-48 ApS	Denmark	REN	-	-	-	-	-	-	-
Komplementarselskabet BeGreen 2022-50 ApS	Denmark	REN	-	-	-	-	-	-	-
Komplementarselskabet BeGreen 2024-56 ApS	Denmark	REN	-	-	-	-	-	-	-
Total			617	43	2,816	(100)	51	(2)	(74)

France
Equinor Renewables France SAS	France	REN	-	-	-	-	-	-	-
Total			-	-	-	-	-	-	-

Germany
BeGreen Renewable Germany GmbH	Germany	REN	-	-	-	-	-	-	-
Danske Commodities Deutschland GmbH	Germany	MMP	2	-	-	-	-	-	-
Equinor Deutschland GmbH	Germany	MMP	14	1	10	9	(8)	(8)	63
Equinor Deutschland Renewables Holding GmbH	Germany	REN	-	-	—	(3)	—	—	10
Equinor Property Deutschland GmbH	Germany	MMP	-	-	-	-	-	-	-
      Equinor 2025 Payments to governmentsPayments to governmentsments to governments

20	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information at Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD million)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾
Equinor Low Carbon Deutschland GmbH	Germany	REN	-	-	-	-	-	-	3
Equinor Storage Deutschland GmbH	Germany	MMP	7	1	56	30	(1)	-	29
Equinor Wind A Deutschland GmbH	Germany	REN	-	-	-	-	-	-	-
Equinor Wind B Deutschland GmbH	Germany	REN	-	-	-	-	-	-	-
Equinor Wind C Deutschland GmbH	Germany	REN	-	-	-	-	-	-	-
Total			23	2	66	36	(9)	(8)	106

India
Equinor India Private Limited	India	EPI	4	-	253	1	-	-	1
Total			4	-	253	1	-	-	1

Ireland
Equinor Ireland Limited	Ireland	EPI	-	-	-	(1)	-	-	-
Total			-	-	-	(1)	-	-	-

Japan
Danske Commodities Japan GK	Japan	MMP	-	-	-	-	-	-	-
Equinor Japan G.K.	Japan	REN	6	-	-	1	(1)	-	(1)
Total			6	-	-	1	(1)	-	(1)

Kosovo
Danske Commodities Kosovo SH.P.K.	Kosovo	MMP	-	-	-	-	-	-	-
Total			-	-	-	-	-	-	-

Mexico
Equinor Upstream Mexico, S.A. de C.V.	Mexico	EPI	-	-	-	(1)	-	-	(137)
Total			-	-	-	(1)	-	-	(137)

Macedonia
Danske Commodities DOOEL Skopje	Macedonia	MMP	1	-	-	-	-	-	-
Total			1	-	-	-	-	-	-
      Equinor 2025 Payments to governmentsPayments to governmentsments to governments

21	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information at Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD million)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

Netherlands
Equinor Energy Ventures Fund B.V.	Netherlands	TDI	-	1	-	(5)	1	1	(37)
Equinor Abu Dhabi B.V.	Netherlands	EPI	-	-	-	-	-	-	(29)
Equinor Algeria B.V.	Algeria	EPI	-	-	-	(2)	-	-	(55)
Equinor Argentina B.V.	Argentina	EPI	-	(17)	40	(34)	4	-	(223)
Equinor Australia B.V.	Australia	EPI	1	-	(1)	(18)	-	-	(311)
Equinor Azerbaijan Karabagh B.V.	Azerbaijan	EPI	-	-	-	(1)	-	-	(210)
Equinor Holding Netherlands B.V.	Netherlands	EPI	23	112	6	592	(6)	(15)	(275)
Equinor International Netherlands B.V.	Netherlands	EPI	-	21	-	31	(3)	-	315
Equinor Low Carbon Solutions B.V.	Netherlands	MMP	-	1	-	(31)	-	-	(52)
Equinor New Zealand B.V.	New Zealand	EPI	-	-	-	—	-	-	(76)
Equinor Renewables B.V.	Netherlands	REN	-	-	(21)	(50)	-	-	(55)
Equinor Renewables Brazil B.V.	Netherlands	REN	-	-	-	(2)	-	-	(8)
Equinor Solar Power B.V.	Netherlands	REN	-	-	-	-	-	-	-
Equinor South Africa B.V.	South Africa	EPI	-	-	-	-	-	-	(93)
Equinor Suriname B54 B.V.	Suriname	EPI	-	-	-	-	-	-	(35)
Equinor Suriname B60 B.V.	Suriname	EPI	-	-	-	-	-	-	(12)
Statoil Colombia B.V.	Colombia	EPI	-	-	-	-	-	-	(123)
Statoil Middle East Services Netherlands B.V.	Iraq	EPI	-	-	-	-	-	-	(187)
Statoil Uruguay B.V.	Uruguay	EPI	-	-	-	-	-	-	(74)
Total			24	119	25	482	(4)	(14)	(1,538)

Nigeria
Spinnaker Exploration 256 LTD (Nigeria)	Nigeria	EPI	-	-	-	-	-	-	(13)
Spinnaker Nigeria 242 LTD	Nigeria	EPI	-	-	-	-	-	-	(16)
Total			-	-	-	-	-	-	(29)

Norway
Equinor Algeria AS	Algeria	EPI	17	-	-	(4)	-	-	(12)
Equinor Angola AS	Angola	EPI	-	-	-	-	-	-	9
Equinor Angola Block 1/14 AS	Angola	EPI	-	1	-	(4)	-	-	(3)
Equinor Angola Block 15 AS	Angola	EPI	-	5	201	87	(6)	(41)	50
Equinor Angola Block 17 AS	Angola	EPI	18	11	610	326	(149)	(139)	237
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22	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information at Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD million)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾
Equinor Angola Block 19 AS	Angola	EPI	-	-	-	-	-	-	-
Equinor Angola Block 25 AS	Angola	EPI	-	-	-	-	-	-	-
Equinor Angola Block 29 AS	Angola	EPI	-	-	-	-	-	-	-
Equinor Angola Block 31 AS	Angola	EPI	-	4	120	83	(72)	(67)	96
Equinor Angola Block 31/21 AS	Angola	EPI	-	-	-	(4)	-	-	(4)
Equinor Angola Block 34 AS	Angola	EPI	-	-	-	-	-	-	-
Equinor Angola Block 35 AS	Angola	EPI	-	-	-	-	-	-	-
Equinor Angola Block 40 AS	Angola	EPI	-	-	-	(1)	-	-	(32)
Equinor Angola Block 46 AS	Angola	EPI	-	-	-	(3)	-	-	(4)
Equinor Angola Block 47 AS	Angola	EPI	-	-	-	(28)	-	-	(28)
Equinor Apsheron AS	Azerbaijan	EPI	-	21	-	4	18	9	(137)
Equinor Argentina AS	Argentina	EPI	-	(6)	2	(19)	(2)	—	(270)
Equinor ASA	Norway	Parent	21,106	323	62,047	6,934	(393)	99	28,737
Equinor Asset Management AS	Norway	EPI	19	-	14	7	(2)	-	17
Equinor BTC Caspian AS	Azerbaijan	EPI	-	1	2	6	(1)	(2)	(81)
Equinor BTC Finance AS	Norway	EPI	-	-	-	126	-	-	267
Equinor China AS	China	MMP	-	-	-	-	-	-	(19)
Equinor Dezassete AS	Angola	EPI	-	8	458	263	(115)	(104)	238
Equinor E&P Americas AS	Norway	EPI	-	6	-	22	(1)	(1)	5
Equinor Energy AS	Norway	EPN	-	241	37,218	25,250	(19,039)	(19,866)	21,935
Equinor Energy International AS	Norway	EPI	-	(9)	-	(43)	6	-	(205)
Equinor Energy Libya AS	Libya	EPI	-	1	38	31	(18)	(13)	(55)
Equinor Gas Marketing Europe AS	Norway	MMP	-	-	-	-	-	-	-
Equinor Global Projects AS	Norway	EPI	-	-	-	-	-	-	-
Equinor In Amenas AS	Algeria	EPI	-	2	221	92	(51)	(74)	(40)
Equinor In Salah AS	Algeria	EPI	-	6	251	104	(37)	(54)	(60)
Equinor India AS	India	EPI	-	-	-	1	-	-	(2)
Equinor Insurance AS	Norway	Insurance	5	-	15	416	8	(9)	2,154
Equinor International Well Response Company AS	Norway	PDP	-	-	—	1	-	-	(18)
Equinor Libya AS	Libya	EPI	5	-	-	(2)	-	-	(4)
Equinor LNG Ship Holding AS	Norway	MMP	-	-	(13)	(11)	-	-	(7)
Equinor LNG Trading AS	Norway	MMP	-	-	-	-	-	-	-
Equinor Low Carbon Solution AS	Norway	MMP	-	7	(101)	(82)	22	-	(62)
Equinor Metanol ANS	Norway	MMP	-	-	134	6	-	-	91
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23	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information at Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD million)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾
Equinor Murzuq AS	Libya	EPI	-	1	129	111	(77)	(91)	95
Equinor New Energy AS	Norway	REN	-	2	-	28	(4)	-	36
Equinor Nigeria AS	Norway	EPI	-	23	(9)	(15)	7	(65)	143
Equinor Norsk LNG AS	USA	MMP	-	16	-	58	(4)	-	(13)
Equinor Power Marketing AS	Norway	MMP	-	-	-	-	-	-	-
Equinor Power Services AS	Norway	REN	-	-	-	-	-	-	-
Equinor Projects Holding AS	Norway	ADMIN	-	1	-	1	1	-	-
Equinor Refining Norway AS	Norway	MMP	-	16	561	523	(77)	-	(2,198)
Equinor Russia Energy AS	Russia	EPI	2	1	-	1	-	-	(18)
Equinor Russia Holding AS	Russia	EPI	-	1	-	5	-	-	(711)
Equinor Solar Power AS	Norway	MMP	-	1	-	-	-	-	-
Equinor Sørlige Nordsjø II AS	Norway	REN	-	-	-	-	-	-	-
Equinor Tanzania AS	Tanzania	EPI	8	-	-	(8)	-	-	(286)
Equinor Trading International AS	Norway	MMP	-	-	-	2	-	-	2,435
Equinor UK Limited - NUF	UK	EPI	-	6	7	13	-	-	141
Equinor Ventures AS	Norway	TDI	-	2	(8)	(41)	3	-	(174)
Equinor Wind Power AS	Norway	REN	-	(18)	18	(81)	(4)	-	(292)
Hywind AS	Norway	REN	-	-	-	-	-	-	(6)
K/S Rafinor A/S	Norway	MMP	-	1	-	3	-	-	38
Margrethe Jørgensens Vei 13 AS	Norway	Admin	-	-	-	-	-	-	-
Mongstad Terminal DA	Norway	MMP	-	1	93	35	-	-	93
Rafinor AS	Norway	MMP	-	-	-	-	-	-	1
Sandsliveien 90 AS	Norway	Admin	-	-	-	-	-	-	-
Smeaheia Carbon Storage ANS	Norway	REN	-	4	-	(101)	-	-	130
Statholding AS	Norway	EPI	-	12	-	48	(3)	(177)	(275)
Statoil Iran AS	Iran	EPI	-	-	-	1	-	-	3
Statoil SP Gas AS	Iran	EPI	-	2	-	8	-	-	8
Statoil Zagros Oil and Gas AS	Iran	EPI	-	-	-	1	-	-	(8)
Svanholmen 8 AS	Norway	Admin	-	-	-	5	(1)	-	1
Tjeldbergodden Luftgassfabrikk DA	Norway	MMP	-	-	28	3	-	-	4
Total			21,180	701	102,036	34,158	(19,992)	(20,595)	51,937

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24	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information at Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD million)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾
Poland
BeGreen Poland 2021-43 Sp.z o.o	Poland	REN	-	-	-	-	-	-	-
BES Management Sp. z o. o.	Poland	REN	-	-	-	(1)	-	-	(3)
BESS CM2 sp. z o.o.	Poland	REN	-	-	-	-	-	-	(1)
Cristallum 13 Sp.zo.o.	Poland	REN	-	-	-	-	-	-	-
Cristallum 35 Sp.z.o.o.	Poland	REN	-	-	-	-	-	-	-
Cristallum 46 Sp. z o.o.	Poland	REN	-	-	-	-	-	-	-
Cristallum 47 Sp. z o.o.	Poland	REN	-	-	-	-	-	-	-
Cristallum 48 Sp. z o.o.	Poland	REN	-	-	-	-	-	-	-
Cristallum 49 Sp. z o.o.	Poland	REN	-	-	-	-	-	-	-
Cristallum 50 Sp. z o.o	Poland	REN	-	-	-	-	-	-	-
Danske Commodities A/S (Polish Branch)	Poland	MMP	-	-	-	-	-	-	-
Danske Commodities Poland Sp. Z o.o.	Poland	MMP	2	-	-	-	-	-	-
Elektrownie Wiatrowe Wronki sp. z o.o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 30 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 42 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 43 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	(1)
Energy Solar 46 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 47 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	(1)
Energy Solar 48 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 51 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 53 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 59 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 62 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 63 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 65 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 66 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 67 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 68 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 69 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 70 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 71 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	(1)
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25	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information at Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD million)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾
Energy Solar 72 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 76 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 77 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	(1)
Energy Solar 79 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 81 Sp. z o.o.	Poland	REN	-	-	-	(1)	-	-	(1)
Energy Solar 82 Sp. z o.o.	Poland	REN	-	-	-	(1)	-	-	(1)
Energy Solar 83 Sp. z o.o.	Poland	REN	-	-	-	(1)	-	-	(1)
Energy Solar 84 Sp. z o.o.	Poland	REN	-	-	-	(1)	-	-	(1)
Energy Solar 85 Sp. z o.o.	Poland	REN	-	-	-	(1)	-	-	(1)
Energy Solution EPC sp. z o.o.	Poland	REN	-	-	-	-	-	-	-
Equinor Polska Sp.zo.o.	Poland	REN	45	-	-	-	-	-	1
G Solar Energy 2 Sp. z o.o.	Poland	REN	-	-	3	(3)	-	-	4
Grand Solar 1 Sp. z o. o.	Poland	REN	-	-	4	(1)	-	-	8
Grand Solar 10 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	(1)
Grand Solar 11 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Grand Solar 12 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Grand Solar 13 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Grand Solar 14 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	(1)
Grand Solar 15 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	(1)
Grand Solar 16 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	(2)
Grand Solar 17 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	(1)
Grand Solar 18 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	(2)
Grand Solar 19 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	(1)
Grand Solar 2 Sp. z o. o.	Poland	REN	-	-	5	-	-	-	17
Grand Solar 20 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	(1)
Grand Solar 21 Sp. z o.o.	Poland	REN	-	-	-	-	-	-	-
Grand Solar 22 Sp. z o.o.	Poland	REN	-	-	-	-	-	-	-
Grand Solar 23 Sp. z o.o.	Poland	REN	-	-	-	(3)	-	-	(3)
Grand Solar 24 Sp. z o.o.	Poland	REN	-	-	-	-	-	-	-
Grand Solar 25 Sp. z o.o.	Poland	REN	-	-	-	-	-	-	(1)
Grand Solar 26 Sp. z o.o.	Poland	REN	-	-	-	(1)	-	-	(1)
Grand Solar 27 Sp. z o.o.	Poland	REN	-	-	-	-	-	-	-
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26	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information at Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD million)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾
Grand Solar 28 Sp. z o.o.	Poland	REN	-	-	-	(1)	-	-	(2)
Grand Solar 29 Sp. z o.o.	Poland	REN	-	-	-	(1)	-	-	(1)
Grand Solar 3 Sp. z o. o.	Poland	REN	-	-	-	(1)	-	-	(2)
Grand Solar 31 Sp. z o. o.	Poland	REN	-	-	-	(1)	-	-	(1)
Grand Solar 32 Sp. z. o. o.	Poland	REN	-	-	-	-	-	-	-
Grand Solar 33 Sp. z. o. o.	Poland	REN	-	-	-	(1)	-	-	(1)
Grand Solar 34 Sp. z. o. o.	Poland	REN	-	-	-	-	-	-	-
Grand Solar 35 Sp. z. o. o.	Poland	REN	-	-	-	-	-	-	-
Grand Solar 36 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Grand Solar 37 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Grand Solar 38 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Grand Solar 39 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Grand Solar 4 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	(1)
Grand Solar 40 Sp. z o.o.	Poland	REN	-	-	-	-	-	-	—
Grand Solar 5 Sp. z o. o.	Poland	REN	-	-	-	(1)	-	-	(4)
Grand Solar 6 Sp. z o. o.	Poland	REN	-	-	-	(1)	-	-	(2)
Grand Solar 7 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	(3)
Grand Solar 8 Sp. z o. o.	Poland	REN	-	-	-	(2)	-	-	(3)
Grand Solar 9 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	(1)
Kaliskie Elektrownie Wiatrowe sp. z o.o.	Poland	REN	-	-	-	-	-	-	-
MEP East 44 Sp.zo.o.	Poland	REN	-	-	-	-	-	-	-
MEP East Sp.zo.o.	Poland	REN	-	-	-	-	-	-	-
MEP North Sp.zo.o.	Poland	REN	-	-	-	-	-	-	-
MM Wind sp. z o.o.	Poland	REN	-	-	-	-	-	-	-
Park Wiatrowy 13 sp. z o.o.	Poland	REN	-	-	-	-	-	-	-
Park Wiatrowy Kalisz Polnoc sp. z o.o.	Poland	REN	-	-	-	-	-	-	-
SUN 4 KORYTA sp. z o.o.	Poland	REN	-	-	-	(1)	-	-	(1)
Wento Sp. z o. o.	Poland	REN	-	-	-	(2)	-	-	(4)
Wilko 5 Sp. z o.o.	Poland	REN	-	(2)	11	(1)	-	-	17
Wind Power 1 Sp. z. o. o.	Poland	REN	-	-	-	(2)	-	-	(2)
Wind Power 2 Sp. z. o. o.	Poland	REN	-	-	-	-	-	-	-
Wind Power 3 Sp. z. o. o.	Poland	REN	-	-	-	-	-	-	-
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27	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information at Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD million)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾
Wind Power 4 Sp. z. o. o.	Poland	REN	-	-	-	-	-	-	-
Wind Power 6 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Wind Power 7 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Wind Power 8 Sp. z o.o.	Poland	REN	-	-	-	-	-	-	-
Wind Power 9 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Total			47	(2)	22	(32)	-	(1)	(17)

Romania
Danske Commodities A/S Aarhus Sucursala Bucuresti (Branch)	Romania	MMP	-	-	-	-	-	-	-
Total			-	-	-	-	-	-	-

Singapore
Danske Commodities APAC Pte. Ltd.	Singapore	MMP	9	(1)	(1)	(8)	1	-	(7)
Equinor Asia Pacific Pte. Ltd.	Singapore	MMP	74	2	36	8	(1)	(1)	29
Total			83	1	35	-	-	(1)	22

South Korea
Bandibuli Energy Co., Ltd.	South Korea	REN	-	-	-	(27)	-	-	(190)
Dong Chuja Energy Co., Ltd	South Korea	REN	-	-	-	(11)	(1)	-	(24)
Equinor Korea Co., Ltd.	South Korea	REN	19	-	-	2	(1)	-	10
Hwarang O&M Co., Ltd	South Korea	REN	-	-	-	-	-	-	-
Seo Chuja Energy Co., Ltd.	South Korea	REN	-	-	-	-	-	-	(41)
Total			19	-	-	(36)	(2)	-	(245)

Spain
Equinor Nuevas Energias S.L.	Spain	REN	-	-	-	-	-	-	-
Total			-	-	-	-	-	-	-

Sweden
BeGreen Sweden 2020-35 AB	Sweden	REN	-	-	-	-	-	-	-
BeGreen Sweden 2022-49 AB	Sweden	REN	-	-	-	-	-	-	-
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28	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information at Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD million)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾
BeGreen Sweden 2023-51 AB	Sweden	REN	-	-	-	-	-	-	-
BeGreen Sweden 2024-53 AB	Sweden	REN	-	-	-	-	-	-	-
BeGreen Sweden 2024-54 AB	Sweden	REN	-	-	-	-	-	-	-
BeGreen Sweden 2024-55 AB	Sweden	REN	-	-	-	-	-	-	-
BeGreen Sweden 2024-57 AB	Sweden	REN	-	-	-	-	-	-	-
BeGreen Sweden 2024-58 AB	Sweden	REN	-	-	-	-	-	-	-
BeGreen Sweden 2024-59 AB	Sweden	REN	-	-	-	-	-	-	-
BeGreen Sweden 2024-60 AB	Sweden	REN	-	-	-	-	-	-	-
BeGreen Sweden 2024-61 AB	Sweden	REN	-	-	-	-	-	-	-
BeGreen Sweden 2024-62 AB	Sweden	REN	-	-	-	-	-	-	-
BeGreen Sweden 2024-63 AB	Sweden	REN	-	-	-	-	-	-	-
BeGreen Sweden 2024-64 AB	Sweden	REN	-	-	-	-	-	-	-
BeGreen Sweden 2024-65 AB	Sweden	REN	-	-	-	-	-	-	-
BeGreen Sweden 2024-66 AB	Sweden	REN	-	-	-	-	-	-	-
BeGreen Sweden AB	Sweden	REN	-	-	-	-	-	-	-
Danske Commodities Sweden AB	Sweden	MMP	1	-	-	-	-	-	-
Equinor Energy Sweden AB	Sweden	EPI	-	-	-	-	-	-	-
Equinor OTS AB	Sweden	MMP	-	-	-	4	-	-	18
Lyngsåsa Kraft AB	Sweden	REN	-	-	12	(1)	2	-	(32)
Total			1	-	12	3	2	-	(14)

Turkey
Danske Commodities Turkey Enerji Ticaret A.S.	Turkey	MMP	1	-	1	1	-	-	4
Total			1	-	1	1	-	-	4

UK
Aldbrough Hydrogen Storage LTD	UK	MMP	-	-	-	-	-	-	-
Ayr Flexpower Limited	UK	REN	-	-	-	-	-	-	-
Blackford Renewables Ltd	UK	REN	-	-	-	(7)	-	-	(7)
Danske Commodities UK Limited	UK	MMP	1	-	-	-	-	-	2
Equinor Blandford Road Limited	UK	REN	-	-	5	-	-	-	4
Equinor Commodities UK Limited	UK	MMP	-	-	-	-	-	-	-
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29	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information at Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD million)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾
Equinor Energy Trading Limited	UK	MMP	-	-	-	(2)	-	-	(96)
Equinor H2H Saltend Ltd	UK	MMP	-	-	-	(1)	-	-	(49)
Equinor Low Carbons UK Limited	UK	MMP	-	2	(37)	5	13	-	86
Equinor New Energy Limited	UK	REN	-	46	75	229	(54)	4	2,131
Equinor NZT Holdings Limited	UK	MMP	-	(1)	(11)	14	-	-	25
Equinor UK Limited	UK	EPI	629	(34)	774	(326)	(807)	-	(146)
Equinor Welkin Mill Limited	UK	REN	-	(2)	5	(2)	-	-	(3)
Equinor WOS Limited	UK	MMP	-	(3)	-	(4)	34	-	60
Green H2 Developments Project Co LTD	UK	REN	-	-	-	-	-	-	-
Humber Hydrogen Transmission System Ltd	UK	MMP	-	-	-	-	-	-	-
Hywind (Scotland) Limited	UK	REN	-	-	-	-	-	-	-
Equinor Celtic Sea PDA3 Holdco Limited	UK	REN	-	-	-	-	-	-	-
Equinor Celtic Sea PDA3 Limited	UK	REN	-	-	-	-	-	-	-
Peterhead Flexpower Ltd	UK	REN	-	-	-	(3)	-	-	(3)
Shires Stability Holdco Ltd	UK	REN	-	-	-	-	-	-	-
Statoil UK Properties Limited	UK	EPI	-	-	-	-	-	-	(50)
Total			630	8	811	(96)	(814)	4	1,953

Ukraine
Danske Commodities Ukraine LLC	Ukraine	MMP	-	-	-	-	-	-	-
Total			-	-	-	-	-	-	-

USA
Amaya Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Anchor Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Archer Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Atlas Offshore Wind LLC	USA	REN	-	(8)	-	(92)	-	-	(190)
Beech Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Berwick Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Bethlehem Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Birch Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Bluewind Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
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30	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information at Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD million)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾
Bobcat Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Brookins Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Burelle Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Camelot Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Canopy Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Cedar Hall Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Cerulean Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Citrus Flatts Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Commerce Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Dairy Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Danske Commodities US LLC	USA	MMP	-	2	11	4	-	-	51
Diamond Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
East Clay Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
East Point Energy LLC	USA	REN	-	-	-	(31)	-	-	(82)
East Point NOVA HoldCo, LLC	USA	REN	-	-	-	-	-	-	-
Empire Leaseholder LLC	USA	REN	-	-	-	(96)	-	-	(96)
Empire Offshore Member LLC	USA	REN	-	-	-	-	-	-	-
Empire Offshore Mezz LLC	USA	REN	-	-	-	-	-	-	-
Empire Offshore Pledgor LLC	USA	REN	-	-	-	-	-	-	-
Empire Offshore Wind Holdings LLC	USA	REN	-	-	-	-	-	-	1
Empire Offshore Wind LLC	USA	REN	-	-	2	187	-	-	(236)
Empire Wind 2 LLC	USA	REN	-	-	-	(118)	-	-	(120)
Equinor E&P Americas Investment LLC	USA	EPI	-	-	-	-	-	-	-
Equinor E&P Americas LP	USA	EPI	-	1	-	1	-	-	(50)
Equinor Energy LP	USA	EPI	-	45	-	43	-	-	(7,838)
Equinor Energy Services Inc.	USA	EPI	-	-	-	-	-	-	-
Equinor Energy Trading Inc.	USA	MMP	-	-	-	-	-	-	2
Equinor Exploration Company	USA	EPI	-	1	-	1	-	-	(48)
Equinor Global Projects LLC	USA	EPI	-	-	-	-	-	-	-
Equinor US Offshore EP Inc.	USA	EPI	-	1	-	1	-	-	(9)
Equinor US Offshore EP Inc.	USA	EPI	-	379	2,075	904	-	-	1,492
Equinor US Offshore Response Company LLC	USA	EPI	-	(4)	-	(4)	-	-	(132)
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31	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information at Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD million)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾
Equinor Gulf Properties Inc.	USA	EPI	-	-	-	-	-	-	(225)
Equinor LCS Holdings LLC	USA	MMP	-	(11)	-	(22)	-	-	(71)
Equinor Louisiana Properties LLC	USA	EPI	-	(11)	-	(11)	-	-	(213)
Equinor Marketing & Trading (US) Inc.	USA	MMP	-	(18)	27,036	165	(207)	-	959
Equinor Natural Gas LLC	USA	MMP	-	63	2,917	500	44	3	1,179
Equinor Pipelines LLC	USA	MMP	-	50	192	124	-	-	862
Equinor Projects Inc.	USA	EPI	-	-	-	-	-	-	5
Equinor Shipping Inc.	USA	MMP	-	14	379	84	-	-	445
Equinor TDI East Texas LLC	USA	TDI	-	-	(1)	(6)	-	-	(7)
Equinor TDI Holdings LLC	USA	TDI	-	-	-	(4)	5	-	-
Equinor TDI Southwest Arkansas LLC	USA	TDI	-	(1)	(9)	(22)	-	-	(26)
Equinor Texas Onshore Properties LLC	USA	EPI	-	3	(1)	(5)	-	-	(3,758)
Equinor US Capital LLC	USA	EPI	-	-	-	-	-	-	-
Equinor US CCS 1, LLC	USA	MMP	-	(2)	(11)	(12)	-	-	(50)
Equinor US Holdings Inc.	USA	EPI	-	(689)	-	(689)	161	(89)	(4,836)
Equinor US Operations LLC	USA	EPI	576	1	-	2	(135)	-	(928)
Equinor USA E&P Inc.	USA	EPI	-	(16)	508	(395)	-	-	(1,783)
Equinor USA Onshore Properties Inc.	USA	EPI	-	32	1,522	508	-	-	(378)
Equinor USA Properties Inc.	USA	EPI	-	-	-	-	(260)	(3)	1,718
Equinor Wind Services LLC	USA	REN	-	1	2	4	-	-	27
Equinor Wind US LLC	USA	REN	-	(44)	-	(121)	221	(4)	946
Evergreen Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
EW Offshore Wind Transport Corporation	USA	REN	-	-	-	-	-	-	-
Flat Rock Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Fork Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Goodrich Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Greta Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Guinevere Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Gullane Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Halifax Mt Laurel Solar LLC	USA	REN	-	-	-	-	-	-	-
Haslett Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Hermon Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
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32	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information at Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD million)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾
Hillis Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Hillman Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Honeycutt Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Hopper Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Hopkins Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
James Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Juanita Creek Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Kings Mill Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Lackie Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Lentz Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Little Mountain Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Long Branch Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Long Hill Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Lucius Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Meadowfield Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Melrose Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Mill Stone Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
North America Properties LLC	USA	EPI	-	1	-	1	-	-	(1)
Oak Crest Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Oak Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Oakey Springs Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Okemos Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Olive Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Omar Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Onshore Holdings LLC	USA	EPI	-	-	-	-	-	-	(149)
Oxford Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Park Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Peach Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Pinsley Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Pleasant Valley Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Poplar Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Portrush Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
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33	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information at Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD million)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾
Poteet Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Purple Martin Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Rabbit Hollow Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Railroad Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Rawsonville Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Red Run Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Refuge Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Reid Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Renewable Energy Shared Assets LLC	USA	REN	-	-	-	-	-	-	-
Rosepine Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Roxboro Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
SBMT Asset LLC	USA	REN	-	(2)	-	(712)	-	-	(882)
SBMT Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Shoals Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Simpson Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Snow Camp Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Spinosa Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Summersweet Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Sunset Ridge Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Tobey 2 Energy Center , LLC	USA	REN	-	-	-	-	-	-	-
Tobey 3 Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Trek Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Volta SPV One, LLC	USA	REN	-	-	-	-	-	-	-
Welcome Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
West Haven Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Total			576	(212)	34,623	189	(171)	(93)	(14,420)

Sum before eliminations			24,140	1	143,120	33,259	(20,176)	(20,777)	34,953
Consolidation eliminations⁴⁾				(1)	(36,659)	(8,171)	147	(1)	4,475
Equinor group			24,140	-	106,462	25,088	(20,030)	(20,778)	39,428
    Equinor 2025 Payments to governments

34	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information at Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of operation (in USD million)	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

Algeria	17	9	472	190	(87)	(128)	(166)
Angola	18	31	1,390	719	(341)	(350)	559
Argentina	6	2	506	104	(34)	(21)	50
Australia	1	-	(1)	(18)	-	-	(311)
Azerbaijan	-	22	2	10	16	7	(428)
Belgium	71	-	-	1	-	-	1
Brazil	783	(685)	1,583	(1,538)	846	(48)	(436)
Canada	68	-	372	34	(47)	-	(2,704)
China	-	-	-	-	-	-	(18)
Colombia	-	-	-	-	-	-	(123)
Denmark	617	43	2,816	(100)	51	(2)	(74)
Germany	23	2	66	36	(9)	(8)	106
India	4	-	253	2	-	-	(1)
Iran	-	2	-	9	-	-	3
Iraq	-	-	-	-	-	-	(187)
Ireland	-	-	-	(1)	-	-	-
Japan	6	-	-	1	(1)	-	(1)
Libya	5	2	166	140	(95)	(104)	36
Macedonia	1	-	-	-	-	-	-
Mexico	-	-	-	(1)	-	-	(137)
Netherlands	23	135	(15)	536	(8)	(13)	(141)
New Zealand	-	-	-	-	-	-	(76)
Nigeria	-	-	-	-	-	-	(29)
Norway	21,130	617	99,997	33,037	(19,479)	(20,020)	52,848
Poland	47	(2)	22	(32)	-	(1)	(17)
Russia	2	2	-	6	(1)	-	(729)
Singapore	83	1	35	-	-	(1)	22
South Africa	-	-	-	-	-	-	(93)
South Korea	19	-	-	(36)	(2)	-	(245)
Suriname	-	-	-	-	-	-	(47)
Sweden	1	-	12	3	2	-	(14)
Tanzania	8	-	-	(8)	-	-	(286)
Turkey	1	-	1	1	-	-	4
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35	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information at Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of operation (in USD million)	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾
UK	630	14	819	(83)	(814)	4	2,094
Uruguay	-	-	-	-	-	-	(74)
USA	576	(196)	34,623	247	(174)	(93)	(14,433)
Sum before eliminations	24,140	1	143,120	33,259	(20,176)	(20,777)	34,953
Consolidation eliminations⁴⁾	-	(1)	(36,659)	(8,171)	147	(1)	4,475
Equinor group	24,140	-	106,462	25,088	(20,030)	(20,778)	39,428
1) Number of employees is reported based on the company’s country of operation.
2) Income tax expense as defined in note 11 of the Consolidated financial statements in the 2025 annual report.
3) Income tax paid includes taxes paid in-kind of USD 231 million.
4) All intercompany balances and transactions arising from Equinor’s internal transactions, have been eliminated in full. The relevant amounts are included in the consolidation eliminations line. Revenues column: eliminations of intercompany revenues and netting of some intercompany costs. Income before tax column: eliminations of intercompany dividend distribution and share impairment as well as foreign exchange gain on intergroup loan. Income tax expense column: tax effects of certain elimination entries. Retained earnings column: eliminations are mainly related to foreign currency translation effects in the consolidation process. Translation of results and financial position to presentation currency of USD is significantly affected by the investment in subsidiaries which has NOK as functional currency. In turn, those subsidiaries include the results and financial position of their investments in foreign subsidiaries, which have USD as functional currency.
5) Retained earnings at Equinor group level includes currency translation adjustments and OCI from equity accounted investments as presented in Consolidated statement of changes in equity in the 2025 annual report.
    Equinor 2025 Payments to governments

36	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information at Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments
Other resources
–Data for Payments to governments report 2025
https://www.equinor.com/sustainability/governance-and-transparency#tax-and-transparency
–Equinor’s tax transparency position
https://www.equinor.com/sustainability/governance-and-transparency#tax-and-transparency
–Equinor 2025 annual report
https://www.equinor.com/investors/annual-reports
    Equinor 2025 Payments to governments

37	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information at Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments
Independent accountant’s limited assurance report
To the Board of Directors of Equinor ASA
Report on payments to governments
Scope
We have been engaged by Equinor ASA to perform a limited assurance engagement, as defined by International
Standards on Assurance Engagements, here after referred to as the engagement, to report on Equinor ASA’s Report on the payments to governments (the “Report”) for the year ended 31 December 2025.
Criteria applied by Equinor ASA
In preparing the Report, Equinor ASA applied the Norwegian Accounting Act §2-10, the Norwegian Security Trading Act
§5-5a, Forskrift om land-for-land rapportering and the reporting principles as set out in the Report (the “Criteria"); As a result, the information may not be suitable for another purpose.
Equinor ASA’s responsibilities
Equinor ASA’s Board of Directors and management are responsible for selecting the Criteria, and for presenting the payments to governments in accordance with that Criteria, in all material respects. This responsibility includes establishing and maintaining internal controls, maintaining adequate records, and making estimates that are relevant to the preparation of the Report, such that it is free from material misstatement, whether due to fraud or error.
EY’s responsibilities
Our responsibility is to express a conclusion on the presentation of the Report based on the evidence we have obtained.
We conducted our engagement in accordance with the International Standard for Assurance Engagements Other Than
Audits or Reviews of Historical Financial Information (‘ISAE 3000 (Revised)’), and the terms of reference for this engagement as agreed with Equinor ASA on 20 January 2026. Those standards require that we plan and perform our engagement to express a conclusion on whether we are aware of any material modifications that need to be made to the payments to governments in order for it to be in accordance with the Criteria, and  to issue a report. The nature, timing, and extent of the procedures selected depend on our judgment, including an assessment of the risk of material misstatement, whether due to fraud or error.
We believe that the evidence obtained is sufficient and appropriate to provide a basis for our limited assurance conclusion.
Our independence and quality management
We have maintained our independence and confirm that we have met the requirements of the Code of Ethics for
Professional Accountants issued by the International Ethics Standards Board for Accountants, and have the required competencies and experience to conduct this assurance engagement.
EY also applies International Standard on Quality Management 1, Quality Management for Firms that Perform Audits or
Reviews of Financial Statements, or Other Assurance or Related Services engagements, which requires that we design, implement and operate a system of quality management including policies or procedures regarding compliance with ethical requirements, professional standards and applicable legal and regulatory requirements.
Description of procedures performed
Procedures performed in a limited assurance engagement vary in nature and timing from, and are less in extent than for a reasonable assurance engagement. Consequently, the level of assurance obtained in a limited assurance engagement is substantially lower than the assurance that would have been obtained had a reasonable assurance engagement been performed. Our procedures were designed to obtain a limited level of assurance on which to base our conclusion and do not provide all the evidence that would be required to provide a reasonable level of assurance.
Although we considered the effectiveness of management’s internal controls when determining the nature and extent of our procedures, our assurance engagement was not designed to provide assurance on internal controls. Our procedures did not include testing controls or performing procedures relating to checking aggregation or calculation of data within IT systems.
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38	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information at Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments
A limited assurance engagement consists of making enquiries, primarily of persons responsible for preparing the Report and related information and applying analytical and other appropriate procedures.
Our procedures included:
•Inquiries with management and relevant personnel to obtain an understanding and to evaluate the appropriateness of methods and procedures used in the preparation of the Report
•Based on our understanding, the use of analytical procedures to identify and discuss any unusual movements in the information presented in the Report compared to the prior year
•On a sample basis, verification of clerical accuracy and nature of payments disclosed in the Report
•Reconciliation of the information presented in the Report to the underlying records and documentation on a sample basis
•Assessment of the appropriateness of the payments in the Report in respect of the defined Criteria; and
•Assessment of the appropriateness of the governing policy (WR2665) related to preparation of the Report
We also performed such other procedures as we considered necessary in the circumstances.
Conclusion
Based on our procedures and the evidence obtained, we are not aware of any material modifications that need to be made to the Report for the year ended 31 December 2025, in order for it to be in accordance with the Criteria.
Stavanger, 9 March 2026
Ernst & Young AS
Tor Inge Skjellevik
State Authorised Public Accountant (Norway)
(This translation from Norwegian has been made for information purposes only.)
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39	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information at Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments
Board statement on Report on payments to governments
To the best of our knowledge, we confirm that the
information presented in this report has been prepared
in accordance with the requirements of the Norwegian
Accounting Act section 2-10 and the Norwegian
Securities Trading Act section 5-5a and associated
regulations.

9 March 2026
THE BOARD OF DIRECTORS OF EQUINOR ASA

/s/ JON ERIK REINHARDSEN
CHAIR

/s/ ANNE DRINKWATER	/s/ FINN BJØRN RUYTER	/s/ HAAKON BRUUN-HANSEN
DEPUTY CHAIR

/s/ MIKAEL KARLSSON	/s/ FERNANDA LOPES LARSEN	/s/ DAWN SUMMERS

/s/ JARLE ROTH	/s/ HILDE MØLLERSTAD	/s/ FRANK INDRELAND GUNDERSEN

/s/ GEIR LEON VADHEIM

/s/ ANDERS OPEDAL
PRESIDENT AND CEO
Photos:
Page 1 Einar Aslaksen
Pages 1, 2, 4 and 36 Ole Jørgen Bratland
Page 3 Øyvind Haug, TRY
Equinor ASA
Box 8500
NO-4035 Stavanger
Norway
Telephone: +47 51 99 00 00
www.equinor.com